UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2005

_________________

IRWIN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation)	0-6835 (Commission File Number)	35-1286807 (I.R.S. Employer Identification No.)

500 Washington Street

Columbus, Indiana 47201

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (812) 376-1909

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On March 11, 2005, the Compensation Committee of the Board of Directors of Irwin Financial Corporation (the "Company") approved the performance measures for 2005 applicable to the Company's Amended and Restated Short Term Incentive Plan (the "Plan"). The Company's shareholders approved the Plan at the Annual Meeting of Shareholders in 2004. The Plan is included as an appendix to the Company's 2004 Proxy Statement, which was filed with the Securities and Exchange Commission on March 18, 2004. The objective of the Plan is to produce a competitive incentive bonus package that correlates the compensation of participants with the performance of the Company.

     Bonuses payable under the Plan, in which executive officers of the Company participate, for 2005 will be based on the Company's achievement against goals established for the Company's return on equity, the performance measure established by the Compensation Committee. Return on equity for this purpose shall be calculated using net income as determined under generally accepted accounting principles divided by average shareholders' equity. After the end of 2005, the Compensation Committee will compare the Company's final financial performance for such fiscal year against the targeted performance measure for return on equity established on March 11, 2005.

     If goals for the 2005 fiscal year as established by the Compensation Committee have been met, participants under the Plan shall be eligible to receive bonus payments, subject to the right of the Compensation Committee to adjust any payment in its sole discretion as permitted under the Plan. The Compensation Committee shall certify prior to any payment in writing the extent to which the return on equity performance goal for the fiscal year has been satisfied and the amounts to be paid as a result thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRWIN FINANCIAL CORPORATION (Registrant)

Date: March 17, 2005	By: /s/ Gregory F. Ehlinger __________________________________________
GREGORY F. EHLINGER Senior Vice President and Chief Financial Officer